SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
110 Maiden Lane, New York, NY		10005
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 1, 2004, we completed an acquisition of a Veterans Administration medical clinic from NEDA of Puerto Rico, Inc, an unaffiliated third party, for cash and assumption of existing first mortgage debt for a total of $13.6 million. The purchase price was determined through arms-length negotiations. The single story building, located in Ponce, Puerto Rico, includes 65,500 square feet of clinical and medical office space on 4.1 acres of land.

We financed this acquisition with cash on hand and the assumption of a $7.8 million non-recourse first mortgage from American National Insurance Co. The mortgage is at an interest rate of 7.3% and will fully amortize on April 1, 2016 but may be prepaid at any time after March 1, 2005.

The property is leased to the United States Government for use by the Veterans Administration as a medical clinic. There are approximately 10.5 years remaining on the lease and the Government has one five year extension option. Since this property is leased to a single tenant on a long-term basis under a lease that transfers a substantial amount of the operating costs to the tenant, management believes that the financial condition and results of operations of the lessee, the United States Government, is more relevant to investors than financial statements of the property acquired.

The following summary financial data regarding the United States Government is taken from the 2003 Financial Report of the United States Government (the “2003 Financial Report”), which is publicly available at www.fms.treas.gov. More detailed financial information is available in the 2003 Financial Report.

	For the Fiscal Year Ended
	9/30/2003	9/30/2002
	(audited) (in billions)
Statement of Operations
Total revenue	$1,796.0	$1,877.7
Net operating cost	$(665.0)	$(364.9)

	As of the Fiscal Year Ended
	9/30/2003	9/30/2002
	(audited) (in billions)
Balance Sheet
Total assets	$1,393.9	$996.5
Long-term debt	$3,944.9	$3,573.2
Net position	$(7,104.7)	$(6,820.2)

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

To be filed by amendment as soon as practicable, but not later than 71 days after the date that the initial report on Form 8-K must be filed.

(c) Exhibits.

Exhibit	Description

10.1	Agreement of Purchase and Sale, dated July 14, 2004, between the Company and NEDA Puerto Rico, Inc.
10.2	First amendment of Purchase and Sale, dated August 13, 2004, between the Company and NEDA Puerto Rico, Inc.
10.3	Second amendment of Purchase and Sale, dated September 15, 2004, between the Company and NEDA Puerto Rico, Inc.
10.4	Third amendment of Purchase and Sale, dated September 29, 2004, between the Company and NEDA Puerto Rico, Inc.
10.5	Fourth amendment of Purchase and Sale, dated October 6, 2004, between the Company and NEDA Puerto Rico, Inc.
10.6	Fifth amendment of Purchase and Sale, dated October 28, 2004, between the Company and NEDA Puerto Rico, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

By:	/s/ SHAWN P. SEALE
Shawn P. Seale Senior Vice President, Chief Financial Officer and Treasurer

DATE: November 5, 2004

EXHIBIT INDEX

Exhibit	Description

10.1	Agreement of Purchase and Sale, dated July 14, 2004, between the Company and NEDA Puerto Rico, Inc.
10.2	First amendment of Purchase and Sale, dated August 13, 2004, between the Company and NEDA Puerto Rico, Inc.
10.3	Second amendment of Purchase and Sale, dated September 15, 2004, between the Company and NEDA Puerto Rico, Inc.
10.4	Third amendment of Purchase and Sale, dated September 29, 2004, between the Company and NEDA Puerto Rico, Inc.
10.5	Fourth amendment of Purchase and Sale, dated October 6, 2004, between the Company and NEDA Puerto Rico, Inc.
10.6	Fifth amendment of Purchase and Sale, dated October 28, 2004, between the Company and NEDA Puerto Rico, Inc.